EXHIBIT 99.1

Central Jersey Bancorp Press Release

Central Jersey Bancorp Reports Significant Increase in Operating Results for First Quarter of 2010

OAKHURST, NEW JERSEY, April 28, 2010 (NASDAQ Global Market: CJBK):
Central Jersey Bancorp, the parent company of Central Jersey Bank, N.A., reported net income and net income available to common shareholders of $740,000 and $554,000, respectively, for the three months ended March 31, 2010, as compared to $310,000 and $125,000, respectively, for the same period in 2009.  The operating results for the three months ended March 31, 2010 represent increases over the same period in 2009 of $430,000, or 139%, and $429,000, or 343%, for net income and net income available to common shareholders, respectively.  The net income available to common shareholders figure takes into account $141,250 in preferred stock dividends paid to the U.S.  Department of the Treasury as part of the Capital Purchase Program (“CPP”) and $45,000 in related preferred stock discount accretion during the three months ended March 31, 2010.  The comparative increase in net income for the three months ended March 31, 2010 is primarily attributable to Central Jersey Bancorp not having to record a provision for loan losses during the three months ended March 31, 2010, as compared to recording a $3.1 million provision for loan losses during the three months ended March 31, 2009.  There was no required provision for loan losses due primarily to an $8.6 million decrease in gross loan balances from December 31, 2009 and the net risk rating upgrade of certain commercial loans resulting from improved asset quality trends.  The absence of a first quarter 2010 loan loss provision was somewhat offset, on a comparative basis, by no gains on the sale of securities available-for-sale during the three months ended March 31, 2010, as compared to $1.8 million of gains recorded during the three months ended March 31, 2009.  Basic and diluted earnings per common share for the three months ended March 31, 2010 and 2009 were both $0.06 and $0.01, respectively.

Commenting on the first quarter of 2010, James S. Vaccaro, Chairman, President and CEO of Central Jersey Bancorp stated, “The positive earnings comparisons reported for the first quarter of 2010 gives rise to cautious optimism.  Core operating results are healthier than we have seen in some time as margin expansion takes hold and credit costs become more normalized.”  Mr. Vaccaro further explained, “While the economic environment continues to present formidable challenges, Central Jersey Bancorp’s earnings progress is satisfying.  Additionally, continued diligence in the entire discipline of Asset Quality Management has resulted in two consecutive quarters of positive delinquency/classified/criticized asset trends.  Expense control, another area of significant focus, resulted in a modest reduction in year-over-year non-interest expenses despite a $132,000 increase in FDIC deposit insurance premiums.  We are anticipating that the balance of 2010 will be characterized by continued debate regarding the recession/recovery issue and understand that the local economy is, at best, fragile.”

Results of Operations

Net interest income was $4.7 million for both the three months ended March 31, 2010 and 2009.  Net interest income for the three months ended March 31, 2010 and 2009 was comprised primarily of $5.2 million and $5.0 million, respectively, in interest and fees on loans, $795,000 and $1.9 million, respectively, in interest on investment securities and $56,000 and $33,000, respectively, in interest income on federal funds sold and due from banks, less interest expense on deposits of $1.2 million and $2.0 million, respectively, interest expense on borrowed funds of $153,000 and $247,000, respectively, and interest expense on subordinated debentures of $39,000 and $57,000, respectively.

For the three months ended March 31, 2010, the average yield on interest-earning assets was 4.21% as compared to 5.87% for the same period in 2009.  The average cost of deposits and interest-bearing liabilities for the three months ended March 31, 2010 was 1.28%, as compared to an average cost of 2.66% for the same period in 2009.  The decrease in the average yield on interest-earning assets for the three months ended March 31, 2010 was primarily due to significantly higher federal funds sold balances at an average yield of 19 basis points and lower reinvestment yields on cash flows derived from maturing and amortizing investment securities.  The decrease in the average cost of deposits and interest-bearing liabilities for the three months ended March 31, 2010 was primarily due to across-the-board reductions in deposit rates, which were reflective of the local banking market.  The average net interest margin for the three months ended March 31, 2010 was 3.49%, as compared to 3.53% for the same period in 2009.  On a linked quarter basis, net interest margin increased by 30 basis points from 3.19% during the fourth quarter of 2009 to the current 3.49% level.

For the three months ended March 31, 2010, there was no provision for loan losses, as compared to $3.1 million for the same period in 2009.  A provision for loan losses was not required for the three months ended March 31, 2010, due primarily to an $8.6 million decrease in gross loan balances from December 31, 2009 and the net risk rating upgrade of certain commercial loans resulting from improved asset quality trends.  The recorded provision for loan losses for the three months ended March 31, 2009 was due to the credit deterioration of certain commercial loans as a result of the rapid decline of general economic conditions.

Non-interest income, which consists of service charges on deposit accounts, income from bank owned life insurance, gains on the sale of investment securities available-for-sale, and other income, was $393,000 for the three months ended March 31, 2010, as compared to $2.2 million for the same period in 2009.  Of this amount, there were no gains on the sale of investment securities available-for-sale for the three months ended March 31, 2010, as compared to a $1.8 million gain on the sale of investment securities available-for-sale for the same period in 2009.

Non-interest expense remained consistent at $4.0 million for both the three months ended March 31, 2010 and 2009.  Non-interest expense generally includes costs associated with employee salaries and benefits, occupancy expenses, data processing fees, FDIC insurance premiums, core deposit intangible amortization and other operating expenses.

Financial Condition

Central Jersey Bancorp’s assets, at March 31, 2010, totaled $571.3 million, a decrease of $6.4 million, or 1.1%, from the December 31, 2009 total of $577.7 million.  The decrease in total assets was due primarily to an $8.6 million decrease in gross loan balances from December 31, 2009.

Cash and cash equivalents were $57.0 million at March 31, 2010, a decrease of $21.3 million from the December 31, 2009 total of $78.3 million.  The decrease in liquidity is due primarily to the timing of cash flows related to Central Jersey Bank, N.A.’s business activities and the purchase of investment securities effected during the first quarter of 2010.

Investment securities totaled $128.7 million at March 31, 2010, an increase of $24.5 million, or 23.5%, over the December 31, 2009 total of $104.2 million.  The increase was primarily due to the purchase of $26.0 million of government-sponsored agency securities held-to-maturity, $5.5 million of mortgage-backed securities held-to-maturity, $15.0 million of government-sponsored agency securities available-for-sale, and $356,000 of municipal bond and note obligations.  These purchases were partly offset by maturities and calls of $10.0 million of government-sponsored agency securities available-for-sale, $8.4 million of municipal bond and note obligations and $383,000 of mortgage-backed securities held-to-maturity and principal paydowns of $4.0 million for the three months ended March 31, 2010.  In addition, at March 31, 2010, the net change of the unrealized gain on available-for-sale securities increased by $408,000 from $1.6 million on December 31, 2009 to $2.0 million on March 31, 2010.

Loans, net of the allowance for loan losses, totaled $361.2 million at March 31, 2010, a decrease of $8.3 million, or 2.3%, from the $369.5 million balance at December 31, 2009.  Gross loans totaled $370.5 million at March 31, 2010, a decrease of $8.6 million, or 2.3%, from the $379.1 million balance at December 31,

2009.  The decrease in loan balances was due primarily to principal pay downs of commercial real estate loans, consumer home equity loans and lines of credit during the period.  Organic balance sheet growth is challenging as quality incremental loan volume is somewhat constrained by overall sluggish economic activity.

Deposits, at March 31, 2010, totaled $456.1 million, a decrease of $11.8 million, or 2.5%, from the December 31, 2009 total of $467.9 million.  The decrease in deposit balances was reflective of decreases in public fund deposits.

Borrowings were $45.6 million at March 31, 2010, as compared to $47.6 million at December 31, 2009, a decrease of $2.0 million, or 4.2%.  The decrease was primarily due to a decrease in overnight borrowings of $10.0 million offset by growth in the sweep account for business customers of $8.1 million.

At March 31, 2010, book value per common share and tangible book value per common share were $4.89 and $4.79 respectively, as compared to $4.76 and $4.65, respectively, at December 31, 2009.

Asset Quality

•
Troubled asset trends continued to improve in most areas as delinquencies, which totaled $7.0 million at March 31, 2010, decreased by $679,000, or 8.8%, on a linked quarter basis, from the $7.7 million total reported at December 31, 2009.  The decrease was due primarily to the payoff of a previously delinquent loan totaling $753,000.  From the recorded highpoint of $13.2 million at September 30, 2009, total delinquencies have decreased by $6.2 million, or 47.0%, as of March 31, 2010.

•
Non-accrual loans increased by $220,000, or 2.5%, on a linked quarter basis, from $7.9 million at December 31, 2009 to $8.1 million at March 31, 2010.  The increase was primarily due to the addition of one loan totaling $400,000 to non-accrual status, which was partly offset by the charge-off of one loan totaling $200,000.  From the highpoint of $8.5 million at June 30, 2009, total non-accrual loans have decreased by $427,000, or 5.0%, as of March 31, 2010.

•
The aggregate of total delinquencies, non-accrual loans, and Other Real Estate Owned (“OREO”) decreased by $459,000, or 2.8%, on a linked quarter basis, from $16.6 million at December 31, 2009 to $16.2 million at March 31, 2010.  From the highpoint of $21.6 million at September 30, 2009, the aggregate of total delinquencies, non-accrual loans, and OREO have decreased by $5.5 million, or 25.4%, as of March 31, 2010.

•
Total criticized/classified loans decreased by $7.7 million, or 19.0%, on a linked quarter basis, from $40.2 million at December 31, 2009 to $32.6 million at March 31, 2010.  The decrease is due primarily to the risk rating upgrade of certain loans which migrated out of the criticized/classified category.  From the highpoint of $41.9 million at September 30, 2009, total criticized/classified loans have decreased by $9.6 million, or 28.5%, as of March 31, 2010.

Central Jersey Bank, N.A.
Troubled Asset and Delinquency Trends
(in thousands)
						Change 12/31/09-3/31/10
CATEGORY	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	$	%

30-89 Day	$7,180	$9,287	$11,138	$6,912	$7,008	$96	1.39%
90 Days +	$1,582	$1,450	$2,019	$775	$-	$(775)	-100.00%
Total Delinquencies	$8,762	$10,737	$13,157	$7,687	$7,008	$(679)	-8.83%

Non-Accrual Loans	$3,169	$8,515	$8,483	$7,868	$8,088	$220	2.80%

Non-Performing Loans (90+; Non-Accrual)	$4,751	$9,965	$10,502	$8,643	$8,088	$(555)	-6.42%
OREO	$-	$-	$-	$1,055	$1,055	$-	0.00%
Total Non-Performing Loans and OREO	$4,751	$9,965	$10,502	$9,698	$9,143	$(555)	-5.72%

Total Delinquencies, Non-Accrual and OREO	$11,931	$19,252	$21,640	$16,610	$16,151	$(459)	-2.76%

Criticized Loans	$18,353	$19,954	$12,979	$11,770	$8,213	$(3,557)	-30.22%
Classified Loans	$16,231	$18,631	$28,928	$28,467	$24,366	$(4,101)	-14.41%
Total Criticized/Classified Loans	$34,584	$38,585	$41,907	$40,237	$32,579	$(7,658)	-19.03%

ALL	$7,180	$7,605	$8,677	$9,613	$9,300	$(313)	-3.26%
Total Loans	$361,421	$375,080	$380,206	$379,087	$370,530	$(8,557)	-2.26%
Total Assets	$576,223	$603,312	$577,673	$577,658	$571,295	$(6,363)	-1.10%
Tier 1 Capital (bank) *	$44,373	$45,727	$46,805	$45,801	$56,508	$10,707	23.38%
Net $ Recoveries (Charge-offs) (quarter)	$(697)	$108	$15	$(769)	$(313)	$456	-59.30%

Total Delinquencies / Total Loans	2.42%	2.86%	3.46%	2.03%	1.89%
Total Non-Accrual Loans / Total Loans	0.88%	2.27%	2.23%	2.08%	2.18%
Total Delinquencies + NA Loans / Total Loans	3.30%	5.13%	5.69%	4.10%	4.07%
ALL / Total Loans	1.99%	2.03%	2.28%	2.54%	2.51%
ALL / Non-Performing Loans	151.1%	76.3%	82.6%	111.2%	115.0%
ALL / Non-Performing Loans and OREO	151.1%	76.3%	82.6%	99.1%	101.7%
Non-Performing Loans / Total Loans	1.3%	2.7%	2.8%	2.3%	2.2%
Non-Performing Loans and OREO / Total Assets	0.8%	1.7%	1.8%	1.7%	1.6%
Criticized Loans/ Total Loans	5.1%	5.3%	3.4%	3.1%	2.2%
Classified Loans/ Total Loans	4.5%	5.0%	7.6%	7.5%	6.6%
Criticized + Classified Loans / Total Loans	9.6%	10.3%	11.0%	10.6%	8.8%
Criticized Loans / Tier 1 Capital + ALL	35.6%	37.4%	23.4%	21.2%	12.5%
Classified Loans / Tier 1 Capital + ALL	31.5%	34.9%	52.1%	51.4%	37.0%
Criticized + Classified Loans / Tier 1 Capital + ALL	67.1%	72.3%	75.5%	72.6%	49.5%
Net $ Recoveries (Charge-off's) / Total Loans	-0.19%	0.03%	0.00%	-0.20%	-0.08%
* $11.3 million of CPP capital is included in Tier 1 Capital at the bank level beginning with the three-months ended March 31, 2010.

The allowance for loan losses, which began the year 2010 at $9.6 million, or 2.54% of total loans, decreased to $9.3 million at March 31, 2010, or 2.51% of total loans.  The $313,000 decrease is due primarily to loan charge-offs totaling $358,000, which were partially mitigated by recoveries totaling $44,500.

About the Company

Central Jersey Bancorp is the holding company and sole shareholder of Central Jersey Bank, N.A.  Central Jersey Bank, N.A. provides a full range of banking services to both individual and business customers through thirteen branch facilities located in Monmouth and Ocean Counties, New Jersey.  Central Jersey Bancorp is traded on the NASDAQ Global Market under the trading symbol “CJBK.”  Central Jersey Bank, N.A. can be accessed through the internet at CJBNA.com.

Forward Looking Statements

Statements about the future expectations of Central Jersey Bancorp and its subsidiary, Central Jersey Bank, N.A., including future revenues and earnings, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Since these statements involve risks and uncertainties and are subject to change at any time, the companies’ actual results could differ materially from expected results.  Among these risks, trends and uncertainties are the effect of governmental regulation on Central Jersey Bank, N.A., interest rate fluctuations, regional economic and other conditions, the availability of working capital, the cost of personnel and technology, and the competitive market in which Central Jersey Bank, N.A. competes.

Contacts

James S. Vaccaro, Chairman, President and CEO, 732-663-4040
Anthony Giordano, III, SEVP and CFO, 732-663-4042
Robert S. Vuono, SEVP & COO, 732-663-4041

CENTRAL JERSEY BANCORP
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)
(dollars in thousands, except share amounts)

	March 31,	December 31,
ASSETS	2010	2009
Cash and due from banks	$7,958	$9,789
Federal funds sold	49,038	68,526
Cash and cash equivalents	56,996	78,315
Investment securities available-for-sale, at fair value	91,364	96,947
Investment securities held-to-maturity (fair value of $37,653 and
$7,462, respectively, at March 31, 2009 and December 31, 2009)	37,356	7,217
Federal Reserve Bank stock	1,849	1,848
Federal Home Loan Bank stock	1,369	1,820
Loans held-for-sale	--	--
Loans	370,530	379,087
Less: Allowance for loan losses	9,300	9,613
Loans, net	361,230	369,474

Accrued interest receivable	2,072	2,285
Other real estate owned	1,055	1,055
Premises and equipment	5,806	5,946
Bank owned life insurance	3,848	3,817
Core deposit intangible	945	1,031
FDIC prepaid insurance	2,496	2,684
Other assets	4,909	5,219
Total assets	$571,295	$577,658
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$79,656	$80,500
Interest bearing	376,465	387,378
	456,121	467,878

Borrowings	45,608	47,575
Subordinated debentures	5,155	5,155
Accrued expenses and other liabilities	1,703	1,531
Investment securities purchased not settled	5,904	--
Total liabilities	514,491	522,139
Shareholders’ equity:
Common stock, par value $0.01 per share. Authorized 100,000,000 shares,
9,503,423 shares issued and 9,256,975 shares outstanding
at March 31, 2010 and December 31, 2009	92	92
Preferred stock, liquidation value $1,000 per share. Authorized 10,000,000 shares and issued and outstanding 11,300 shares at March 31, 2010
and December 31, 2009	11,300	11,300
Additional paid-in capital	65,453	64,981
Accumulated other comprehensive income, net of tax expense	1,281	1,022
Treasury stock - 246,448 shares at March 31, 2010 and December 31, 2009	(1,806)	(1,806)
Accumulated deficit	(19,516)	(20,070)
Total shareholders’ equity	56,804	55,519
Total liabilities and shareholders’ equity	$571,295	$577,658

CENTRAL JERSEY BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars in thousands, except per share amounts)

	Three months ended
	March 31,
	2010	2009
Interest and dividend income:
Interest and fees on loans	$5,207	$5,031
Interest on securities available-for-sale:
Taxable interest income	447	1,648
Non-taxable interest income	244	79
Interest on securities held-to-maturity	104	218
Interest on federal funds sold and due from banks	56	33
Total interest and dividend income	6,058	7,009

Interest expense:
Interest expense on deposits	1,189	1,982
Interest expense on borrowings	153	247
Interest expense on subordinated debentures	39	57
Total interest expense	1,381	2,286

Net interest income	4,677	4,723

Provision for loan losses	--	3,135
Net interest income after provision for loan losses	4,677	1,588

Non-interest income:
Service charges on deposit accounts	340	336
Income on bank owned life insurance	31	29
Gain on sale of securities available-for-sale	-	1,789
Other income	22	12
Total non-interest income	393	2,166

Non-interest expense:
Salaries and employee benefits	1,973	1,937
Net occupancy expenses	538	525
Data processing fees	259	233
FDIC insurance premiums	202	70
Core deposit intangible amortization	86	104
Other operating expenses	974	1,176
Total non-interest expense	4,032	4,045

Income (loss) before provision for income taxes	1,038	(291)

Income tax expense (benefit)	298	(601)

Net income	740	310

Preferred stock dividend	141	141
Preferred stock discount amortization	45	44

Net income available to common shareholders	$554	$125

Basic earnings per common share	$0.06	$0.01
Diluted earnings per common share	$0.06	$0.01
Average basic common shares outstanding	9,256,975	9,018,497
Average diluted common shares outstanding	9,270,867	9,330,730